                                                                   EXHIBIT 10.19

                           STOCK REPURCHASE AGREEMENT

     THIS STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of May 21, 2003, by and between LKQ Corporation, a Delaware corporation (the "Company"), and PMM-LKQ Investments Limited Partnership II ("Stockholder").

     WHEREAS, Stockholder is the owner of 240,581 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"); and

     WHEREAS, the Company has agreed to repurchase certain of such shares from Stockholder on the terms set forth herein; and

     WHEREAS, the parties hereto wish to set forth certain agreements between them relating to such repurchase.

     NOW THEREFORE, the parties hereto covenant and agree as follows:

          1. REPURCHASE OF SHARES. Immediately upon the execution hereof, the Company shall repurchase 8,214 shares of Common Stock (the "Shares") from Stockholder in exchange for the payment by the Company to Stockholder of Fifty Seven Thousand Four Hundred Ninety Eight Dollars ($57,498) in cash by wire transfer of immediately available funds.

          2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to the Company as follows:

          (a) Stockholder is the record and beneficial owner of the Shares and has good and valid title to the Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, right of first refusal or other limitation on disposition or encumbrance of any kind (other than as set forth in the Company's Stockholders Agreement dated June 19, 1998 (the "Stockholders Agreement")). Stockholder has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby by Stockholder have been duly authorized by all necessary corporate action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

          (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which Stockholder or any of its properties (including the Shares) is bound or affected, or (ii) conflict with, violate or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets (including the Shares) of Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which it or any of its properties is bound or affected.

          (c) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or other third party (other than as required by the Stockholders Agreement).

          (d) Stockholder acknowledges that the Company has disclosed to the Stockholder the Company's plans to pursue an initial public offering of the Company's common stock (the "Proposed IPO"), including the fact that the Company has had an initial organizational meeting with underwriters concerning the proposed IPO. Stockholder further acknowledges that, while there can be no assurance that the Proposed IPO will occur, or as to what the price will be, such IPO price could be substantially higher than the purchase price under this Agreement. Stockholder confirms that it has been given an opportunity to make, and has in fact made, any other inquiries of the Company and its representatives that Stockholder desires to make regarding the Proposed IPO and that each such inquiry has been answered by the Company to the satisfaction of Stockholder.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Stockholder as follows:

          (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its properties is bound or affected, or (iii) conflict with, violate or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which it or any of its properties is bound or affected.

          (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or other third party (other than as required by the Stockholders Agreement).

          4.   [RESERVED]

          5. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to the Company:

               LKQ Corporation
               120 North LaSalle Street
               Suite 3300
               Chicago, IL 60602
               Attention: General Counsel
               Telecopier No: 312-621-1969

          (b)  If to Stockholder:

               c/o Latona Associates
               Liberty Lane
               Hampton, New Hampshire 03842
               Telecopier No:  603-929-2409

          6. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation or this Agreement.

          7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable or being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof; provided, however, that this Agreement is not intended to modify or amend, and should not be deemed to modify or amend, the Stockholders Agreement.

          9. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

          10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed and to be performed entirely within that state.

          12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LKQ CORPORATION                       PMM-LKQ Investments Limited Partnership II


By: /s/ Victor M. Casini              By: /s/ Paul M. Meister
Name: Victor M. Casini                Name: Paul M. Meister
Title: Vice President                 Title: Vice President